Exhibit 99.1

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EDITED TRANSCRIPT

EVENT DATE/TIME: DECEMBER 30, 2024 / 4:00PM GMT

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DECEMBER 30, 2024 / 4:00PM, WISA.OQ - WiSA Technologies Inc to Acquire CompuSystems Inc Investor Call

C O R P O R A T E P A R T I C I P A N T S

Brett Moyer WiSA Technologies Inc - Chairman of the Board, President, Chief Executive Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

David Peters Alliance Advisors Wealth Management - Analyst

Nathaniel Bradley Data Vault Holdings Inc - Chief Executive Officer

Mark LoGiurato CompuSystems, Inc. - Chief Executive Officer

James McIlree The Special Equities Group, LLC - Analyst

P R E S E N T A T I O N

Operator

Good morning, and welcome to the WiSA Technologies' special conference call to discuss its planned acquisition of CompuSystems, Inc. (Operator Instructions)

Please note this event is being recorded. I would now like to turn the conference over to David Barnard of Alliance Advisors Investor Relations. Please go ahead.

David Peters - Alliance Advisors Wealth Management - Analyst

Greetings and welcome to WiSA Technologies Special Conference Call to discuss its planned acquisition of Compute Systems. Again, I'm David Barnard with Alliance Advisors, Investor Relations and again, as a reminder, the conference is being recorded.

On slide 2, I'd like to remind everyone that today's conference call will include forward-looking statements, which are subject to various risks and uncertainties that could cause actual results to differ materially from these statements. Any such forward-looking statements should be considered in conjunction with the cautionary statements in our release and risk factors discussed in our filings with the SEC. WiSA assumes no obligation to update any of these forward-looking statements, except as required by law. We also refer you again to slide 2 and today's accompanying presentation for more information.

Turning to slide 3. With us today are Nate Bradley, CEO of Datavault Holdings; Mark LoGiurato, CEO of CompuSystems; Brett Moyer, CEO and President of WiSA Technologies; and Michael Fazio, Controlling Investor of CompuSystems who will be joining us for the Q&A today.

With that, I'd like to turn the call over to Nate. Please go ahead, Nate.

Nathaniel Bradley - Data Vault Holdings Inc - Chief Executive Officer

Thank you very much, David. I appreciate that. Thank you, everyone, for taking the time with two days left to go in this year. We are positioning Datavault WiSA to be well positioned coming into the next year.

And as we enter 2025, we have our focus on Data Sciences division in an Acoustic division and CompuSystems, the subject of today's call is an acquisition we're making that's a bull's eye within those two aspects of our operations.

The Acoustics Sciences division has a focus around technologies, and we've harnessed our audio technology in events the M3 Wallet technology of CompuSystems is a technology that CompuSystems developed to transition an event-based business into technology-based business to go from high touch to high scale to high touch to no touch.

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DECEMBER 30, 2024 / 4:00PM, WISA.OQ - WiSA Technologies Inc to Acquire CompuSystems Inc Investor Call

But having over 100 employees and a reputation as the leader in event registration we were able to look at their lead generation capabilities and the technology they had built really caught our attention. This bull's eye includes our data sciences division which looked at compute systems in a different way.

We looked at their historic value, their assets with respect to their data and how much that data had been developed and how much quality they brought to that data set over being a practitioner in the event space. So CompuSystems is a bull's eye for us creating revenue streams and value through events has been a focus of audio technology.

When we look at our audio technology and how we've proven it inside some of the largest event venues in the world, some of the largest sports and entertainment events held in this past couple of years, we've taken an approach of working with high-end brands, perfecting the audio technology.

And now as we come to market, we look to CompuSystems a company that has thousands of customers that has done events around the world and has a reputation as a leader in the space. Their 100 employees allow us to put feet on the ground and accelerate our model at Datavault and audio.

CompuSystems has a reputation of not only caring for their customers, but also developing a wealth of data for their customers. All of these events and expos and registrations are developing a life blood of data that's helped CompuSystems customers achieve their goals, whether in sales or communications or internal events.

We've been able to tap into HubSpot, Salesforce, Zoho and other large CRM properties through CompuSystems mastery of those platforms. They feed data into those systems, Datavault can look at those systems in terms of their value and their monetization capability. So we're very excited about the revenue streams that are created through events and the fact that CompuSystems is a leader in events in registration.

Their lead generation system second to none and feeds these larger systems that we also are integrated with on our Datavault platform. So Datavault and Audio work seamlessly with the CompuSystems team and technologies to implement technologies at much greater scale. We've accelerated our plans and moved into scale rapidly prepared for 2025 and with a system and a team that is robust and patented.

And as we enter a market, we look at some of the pilot programs that we've created, real-world pilot program. The Cowboy Christmas, Las Vegas Event Center, we were able to do for over 300,000 people to engage with our technologies. We've had a recent event where our technologies were adopted at 78% of the audience present, utilize the audio technology during the event.

We have mobile marketing statistics from our pilots that prove that we are ready for scale. And rather than going door to door or competing against companies like comp systems, we've decided to bring in the best company into our company, the best people into our company, the best relationships into our company that allow us to accelerate our plans of implementing technology at the highest level and bringing our patented solutions to the marketplace with a team that is trusted and utilized worldwide.

We also have the addition of audio tours and aspects that CompuSystems have developed over many, many years with an expertise. So with this, I would like to turn it over to Mark to explain a little bit more about the business of CompuSystems, it's past successes and everything that they bring to the table for Datavault WiSA.

So with that, I'd like to turn it over to Mark. Mark?

Mark LoGiurato - CompuSystems, Inc. - Chief Executive Officer

Thank you, Nate.

So I'll give you a little background on CompuSystems. We're a 48-year-old trade showing conference registration company, we're based in the Chicago area. And as Nate said, we're regarded as the premier registration company for on-site and lead retinal services throughout the industry.

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DECEMBER 30, 2024 / 4:00PM, WISA.OQ - WiSA Technologies Inc to Acquire CompuSystems Inc Investor Call

Our staff on an annual basis, we registered about 1.5 million people throughout the world from Australia to Europe, so we're a big international presence.

During the past two decades, we have registered over 50 million attendees and conferees to our events. More importantly, we have relationships with every show producer in the industry. We have created the websites and manage the registration services for events such as CES in Vegas, the National Retail Show and HIMSS, the largest event for healthcare and information services in the world.

We're known for driving our engagement between exhibitors and attendees through our on-site lead retrieval services and providing high-quality leads through our proprietary app called CompuLEAD. CompuLEAD allows exhibitors to take registration off of the badges by just scanning attendees' badges and getting their demographics.

But as an innovator in the registration industry, we're continually adding to our software offerings and have now developed new analytics to complement our latest product, M3. M3 is a game changer that enables the intensities to gather information seamlessly from exhibitors, whether it be videos or documents. So we're actually putting it in the attendees' hands to gather information, whether it's new products displays or conference sessions, white papers, et cetera.

We're really looking forward to working with Audio because now it enables us to move more easily into other verticals, such as museums and sporting events. And that's going to be a game changer for us as we grow our business along with audio.

So I'm looking forward to 2025 and beyond, and I thank you for giving me a few seconds to explain CompuSystems.

Nathaniel Bradley - Data Vault Holdings Inc - Chief Executive Officer

Thank you, Mark. As you can see, significant revenue opportunities exist the M3 Expo wallet for exhibitors was the first foray into Web3 technologies by CompuSystems. We identified this as one of the key aspects of this acquisition. Datavault and CompuSystems together with the audio technology allows us to trigger events in these event venues in a mobile response modality that previously had not existed. We have a QR or quick response code that rides over sound.

We have exquisite data management and a team that is experienced in all aspects of event management. This includes protecting our clients and developing the most amount of data that we can from each event, each event having now a yield of ticket sales, food and beverage and merchandise, but now another category data. each event creating data and each event creating data that we can value and monetize moving forward.

So the idea behind this acquisition is to leverage the very best of both companies using a proprietary cloak of technology patents and patented technology that no one else in the world can bring to their customers. We've created a barrier to entry in that we have patented technology, a greater system in place around events and events managements with CompuSystems.

We also have a team of 100-plus that are focused on implementing our technology inside this scale, extending our lead in innovation in this industry. and providing a web-to-web free transfer that automates and brings the CompuSystems revenues into higher scalable touchless and fully automated process.

So we're very excited about this opportunity and to frame it a little bit from the financial standpoint, I'd like to turn the call over to Brett Moyer. Brett?

Brett Moyer - WiSA Technologies Inc - Chairman of the Board, President, Chief Executive Officer

Thank you, Nate. So next slide, please. All right. So for -- from my perspective, for all the reasons that Mark and Nate have gone through, this is a very exciting transaction for us. It combines people's technology.

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DECEMBER 30, 2024 / 4:00PM, WISA.OQ - WiSA Technologies Inc to Acquire CompuSystems Inc Investor Call

But I call this a case study, the CSI case study because what's happening is this CSI represents what we're doing with WiSA Inc., with computer science with digital twinning with the VerifyU technology, right? So with -- in all cases, where we're trying to move is moves software and IT into non-hardware-based products, so licensing and software revenue.

And if you look at the impact of CSI did, they started their effort back in 2022 designing and building their M3. So historically, their margins have been in the 36% to 38% range. But as they look into '25 and '26, their margins now with M3 and do being software margins, not just hardware, people registering at front desk, selling printers, et cetera, their margin now starts to grow into the -- close to and approach 60%.

So when Nate and I are out talking, we're not just talking about CSI when we think about implementing IT and software and changing the fundamental business. and the financial profile of the company. This is the model work we're doing across the board, across all product lines, right? We did put out guidance for 2025. And that guidance on CSI is $13 million to $15 million in revenue with $3 million to $4 million of EBITDA.

So that's just getting started. That's off of their numbers. That hasn't measured any impact on the value Avio brings. So we expect to strengthen their P&L over time and integrate that product, which we did announce maybe two weeks ago that they were integrated, started the integration process of Audio.

So with that, we're going to take -- we're going to flip to the summary slide and open up operator call for questions.

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions)

David Peters - Alliance Advisors Wealth Management - Analyst

Betsy, this is David with Alliance Advisors. I've got a question or two that came in. I'll just read one of them I see. Actually, let me read one of the questions first, and I know we can go back to the queue. It's a question for Mark. I think would it be a reasonable assumption that you can and will scale PSI's business without significantly added resources, particularly pertaining to personnel.

Mark LoGiurato - CompuSystems, Inc. - Chief Executive Officer

Yes. We have the staff on site with our current staff. To go into other verticals, we may add one or two salespeople that we know from the industry we've worked with prior. So they have a Rolodex of folks they can go after. But we're not significantly adding staff at all. One or two salespeople that will actually create revenue for us and pay for themselves.

Brett Moyer - WiSA Technologies Inc - Chairman of the Board, President, Chief Executive Officer

David, do we have any other questions in the queue?

Operator

We do have a question from the audio side. Jim McIlree, Special Equities Group.

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DECEMBER 30, 2024 / 4:00PM, WISA.OQ - WiSA Technologies Inc to Acquire CompuSystems Inc Investor Call

James McIlree - The Special Equities Group, LLC - Analyst

And can you help me understand a little bit what needs to happen in order to hit the guidance, do you need to -- is that kind of a backlog-driven number? Or do you need to go out and get that business? And then as part of that, is it back -- is it second half loaded? Or is it kind of progresses throughout the year? And is it a lot of customers? Or is it dependent upon a handful -- one or two or a handful of customers to hit the revenue numbers.

Brett Moyer - WiSA Technologies Inc - Chairman of the Board, President, Chief Executive Officer

I think Mark can talk and address the customer and the backlog and the contract pipeline. Just from an expectation, Jim, we expect to close this in the first half of Q1 at some point. There's very few items left to close out this transaction actually. Mark?

Mark LoGiurato - CompuSystems, Inc. - Chief Executive Officer

Yes. So this will be rolling out M3, et cetera, with Adeo. However, we've rolled out M3 for the last two years. We have a large pipeline. There are many trade reorganizes that are buying it out for use at all their events.

The next one coming up is in February of this year, the National Retail show. So there's a lot going on there. We just finished the largest automotive aftermarket show, [Apex SEMA], where they did a total buyout for their 1,400 clients. So we've got a lot of momentum going with the addition of Audio onto it, it's just going to increase that. So we're ready to roll forward, looking forward to it.

It's exciting times at CompuSystems because we're not going to -- we are not just a registration company anymore. We are software innovators, M3 prove that. And now with adding Audio to that, it's just going to enhance our offerings out there to the industry.

James McIlree - The Special Equities Group, LLC - Analyst

Got it. That helps. And can you give some indication of what the balance sheet is going to look like after the acquisition or the merger takes place?

Brett Moyer - WiSA Technologies Inc - Chairman of the Board, President, Chief Executive Officer

From an equity perspective, or -- I mean, the terms have been...

James McIlree - The Special Equities Group, LLC - Analyst

Yes, I'm thinking in terms of cash debt and equity. I guess those are the primary things I'm interested in.

Brett Moyer - WiSA Technologies Inc - Chairman of the Board, President, Chief Executive Officer

All right. Equity around this transaction is 10.6 million shares will be issued to CSI, there is $10 million of debt that is due six months and nine months and 5 million tranches that is convertible is we have less than $30 million of cash.

And from a cash perspective, with the strengthening of the technology and the valuation of the technology to the adding of CSI to the WiSA-based business. We have multiple conversations going on strategically how to fund that, which I don't -- will -- we won't have a problem achieving, I believe.

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DECEMBER 30, 2024 / 4:00PM, WISA.OQ - WiSA Technologies Inc to Acquire CompuSystems Inc Investor Call

James McIlree - The Special Equities Group, LLC - Analyst

Got it. And then just my last one. Can you talk a little bit about who you view as the most important or the biggest threat in terms of competition that you see for CompuSystems?

Brett Moyer - WiSA Technologies Inc - Chairman of the Board, President, Chief Executive Officer

Mark or Nate.

Nathaniel Bradley - Data Vault Holdings Inc - Chief Executive Officer

Yes. Nate Bradley here. So reject the premise that we have competitors on many aspects of what we're offering in our technology stack. In terms of direct competitors to CSI, this acquisition catapults us into the castle in terms of event management. We believe we're the premier all others chase in this space now.

In respect to the head-to-head competition, there's obviously a number of event companies, registration companies and others that are nipping at our hills. That's a distance between us and them drastically enhanced by the patent portfolios of WiSA, Datavault all combined. The M3 wallet technology developed by confuse systems is infused with the patent protection that we bring.

And we've also looked at -- in terms of the Web3 aspects and the tokenomics some of our competitors there, coin-based and others of that walk, the crypto side, are interesting challenges for us in terms of taking them on in the event space, the route immutable NFTs and NFC tickets and other aspects of this that we're bringing to the table.

So kind of reject the premise that we have direct competitors on our feature sets, the competitors in the event space are pretty well defined. They all follow us now.

Operator

(Operator Instructions)

Mark LoGiurato - CompuSystems, Inc. - Chief Executive Officer

All right. So operator, if there's no more questions in the queue. I'd like to turn the call over to Nate for final comments.

Nathaniel Bradley - Data Vault Holdings Inc - Chief Executive Officer

Thank you, everyone, for joining us. If you do have additional questions, we're always here to answer them.

We are very excited about the Datavault, why the CompuSystems combination. We're sorting out everything, but as a team and the 100 people that come from CompuSystems enhance our existing 50 when you take Datavault and why is it combined. So from a human resource standpoint, we've infused a tremendous amount of talent into our team and into our effort here.

CompuSystems with their reputation in the space is something that we coveted. And we wanted also their team. Mark is an exceptional human being. He's worked so hard for so long. And this deal is something that we're very excited to bring to CompuSystems as we transition their business from Web2 to Web3.

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DECEMBER 30, 2024 / 4:00PM, WISA.OQ - WiSA Technologies Inc to Acquire CompuSystems Inc Investor Call

And that leap is something that we're very excited to be part of to be leading the industry in that area and now to have a foothold that no other company can claim to have with respect to event registration event management and expertise and a throughput foot soldiers that we have now throughout the world that are bringing the DataVault solutions to bear. I'd also point out that our audio technology is drastically enhanced by the M3 wallet.

There is a mutable record and other things that we can create in the tail of events, events and event companies create data in their wake and we are able to, for the first time, capture that data, show them a value and bring monetization to bear.

So our focus around all of our efforts is to bring data to monetization. Datavault has a system called the information data exchange, and we are headed towards both an experiential and a monetization of data. And when we look at the aspects of what CompuSystems brings to our company, we could not be more thrilled to have this team, this revenue, these customers and all of our technologies combined.

So with that, we're going to attack 2025. We wish everyone the best in the new year. and thank you for taking the time today to learn more about our company. We're very excited to kind of join forces and bring this company to the very next level starting day one.

And so very, very excited, and thank you very much, everyone, for your participation today.

Operator

The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

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